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                                                                   Exhibit 10.1


                             AMENDMENT NO. 1 TO THE
                AMENDED AND RESTATED EQUITY INCENTIVE AWARD PLAN
     FOR DIRECTORS OF R.J. REYNOLDS TOBACCO HOLDINGS, INC. AND SUBSIDIARIES


       WHEREAS, R.J. Reynolds Tobacco Holdings, Inc. (the "Company") has in effect the Amended and Restated Equity Incentive Award Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. and Subsidiaries (the "Plan");

       WHEREAS, in accordance with the resolutions authorized by the Board of Directors of the Company (the "Board") on May 5, 2004, this Amendment has been authorized and approved; and

       WHEREAS, the Board is authorized under Section 8.1 of the Plan to amend or modify the Plan at any time and in any respect.

       NOW, THEREFORE, the Plan is hereby amended effective as of May 5, 2004, by adding a new subsection 6.4(c) as follows:


              "(c) A Director may irrevocably elect on or before May 31, 2004 to receive distribution of all or a part of his or her deferred stock units received in connection with both the Quarterly Stock Awards and the Annual Stock Awards in a lump-sum cash payment, in the number of annual cash installments as elected under Section 6.4(a) or, solely with respect to the Annual Stock Awards, in a lump-sum or installment distribution of cash or stock as elected under Section 6.4(b), such distribution conditioned upon the closing of the transactions contemplated in the Business Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and the Company. The distribution shall be made, or commence if payment elected in installments, on the earlier of 90 days following the closing, or as soon as practicable in January of the year following the closing. If distribution is made in cash, the amount of distribution shall be determined by multiplying the number of deferred stock units attributable to the installment by the average of the closing price in Common Stock on each business day in the month immediately preceding the date of the distribution. To the extent that a Director does not make such an election, distribution of a Director's deferred stock units shall otherwise be made in accordance with the terms of the Plan."


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       IN WITNESS WHEREOF, the foregoing Amendment is hereby adopted by the
Company.


                                        R.J. REYNOLDS TOBACCO HOLDINGS, INC.


Date: May 5, 2004                       By: /s/ McDara P. Folan, III
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